UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
     On February 13, 2009, CapitalSource Inc. entered into an agreement with an existing securityholder and issued 19,815,752 shares of the company’s common stock in exchange for approximately $61.6 million in aggregate principal amount of the company’s outstanding senior subordinated convertible notes due March 2034 held by the securityholder, and our wholly owned subsidiary, CapitalSource Finance LLC, paid approximately $0.6 million in cash to the securityholder in exchange for the guaranty on such notes by such subsidiary. The company retired the notes acquired in the exchange made pursuant to Section 3(a)(9) of the Securities Act of 1933.
     In connection with this conversion, and pursuant to the application of Statement of Financial Accounting Standards No. 84, Induced Conversions of Convertible Debt, we incurred a loss of approximately $57.5 million, which includes a write-off of $0.4 million in deferred financing fees and debt discount. Additionally, this conversion resulted in an increase to our book equity of approximately $61.1 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009	/s/ STEVEN A. MUSELES
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary